STOCK EXCHANGE FOR SATISFACTION OF DEBT AGREEMENT

         This Agreement executed at Salt Lake City, Utah , this 29 day of June, 1998, between ZEVEX INTERNATIONAL, INC. ("Zevex") and PARADIGM MEDICAL INDUSTRIES, INC., ("Paradigm") a corporation existing under the laws of the State of Delaware (the "Paradigm").

         WHEREAS, Zevex is a designer, engineer and manufacturer of medical and health care products, and;

         WHEREAS, Paradigm, a supplier of technical products to the medical and health care industry, contracted with Zevex to engineer and manufacture phacoemulsification equipment for which Paradigm issued its purchase order for future delivery of said machines, and;

         WHEREAS, the Paradigm currently owes to Zevex the sum of $400,000.00 for the purchase of twenty -one (21) Precisionist Thirty Thousand machines, and;

         WHEREAS, the Paradigm desires to exchange its common stock which is to be registered, in full and complete satisfaction of said $400,000.00 debt owed to Zevex.

         NOW,   THEREFORE,   in   consideration   of  the  mutual  promises  and
undertakings of the parties, they agree as follows:

1. The Zevex sells, assigns, transfers, and sets over to the Paradigm, its successors and assigns, all rights and interest without any further claims of liens or ownership in the twenty-one Precisionist Thirty Thousand machines with the following serial numbers:

         97-021 through and including 97-041

         1.1      It  is  agreed  that  the  property  is  sold   complete  with
                  footswitches   and   accessories   as   set   forth   in   the
                  Zevex-Paradigm contract dated September 23, 1996.

2. Paradigm shall transfer to Zevex the total of 90,000 shares of Paradigm common stock, which Paradigm agrees to register with the Securities and Exchange Commission within forty-five (45) days from the date of this Agreement in full and complete satisfaction of all amounts owed to Zevex for the aforementioned equipment.

         2.1 Zevex agrees that subsequent to registration of the aforementioned stock that it will not sell said stock in a manner which would result in a material decrease in the market value of the stock but in no event will exceed 5,000 shares in any one trading day.

3. Paradigm agrees to issue certificates for the stock, or any part of it, to Zevex, and to such persons as the Zevex may by writing designate, and in the absence of any designation on the part of the Zevex to the contrary, certificates for the stock shall be issued in the name of Zevex.

         3.1 The stock is declared fully-paid and non-assessable.

4. This agreement has the full force and virtue of a bill of sale, and is intended to pass title from the Zevex to the Paradigm upon delivery.

5. The Zevex agrees to make, execute, and deliver any further writings which may be necessary or convenient to vest a perfect and unclouded title to the property in the Paradigm, and to secure to the Paradigm the full benefit and enjoyment of the property purchased along with the satisfaction of its debt.

6. Zevex represents and warrants that it is the sole owner of the above described debt and that the same is free and clear of all liens and encumbrances and that it has not sold or otherwise hypothecated said debt to any third party.

7. Paradigm represents and warrants that its board of directors has authorized the issuance of stock and its subsequent registration.

8.       Miscellaneous.

         8.1      This   Agreement   constitutes   the  entire   agreement   and
                  understanding of the parties with respect to the subject matter hereof.

         8.2      This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of the State of Utah

         8.3 This Agreement may be executed by facsimile and may be executed in one or more counterparts, each of which shall be deemed an original, all of which, when taken together, shall constitute one and the same instrument.

         8.4 The parties each hereby covenant and agree that, from time to time, after the date hereof, at the reasonable request of either party , and without further consideration, they will execute and deliver such other documents and instruments and take such other action as may be reasonably required to carry out in all respects the subject matter hereof and the intent of this Agreement.

         8.5 This Agreement shall be binding on all successors and assigns of the parties.

         In witness whereof, the parties have executed this agreement at Salt Lake City, Utah, on the day and year first written above.

ZEVEX INTERNATIONAL, INC.                   PARADIGM MEDICAL INDUSTRIES, INC.

By:     /s/Phillip McStott                  By:      /s/Michael Stelzer
        Phillip McStott                              Michael Stelzer
Title:  CFO, ZEVEX INTERNATIONAL, INC.      Title:   C0O, PARADIGM MEDICAL
                                                     INDUSTRIES, INC.